UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Industrial Income Trust Inc. (the “Company”), Industrial Income Operating Partnership LP (the “Operating Partnership”), and Industrial Income Advisors LLC (the “Advisor”) are parties to an advisory agreement, pursuant to which the Advisor performs certain duties and responsibilities as a fiduciary of the Company and its stockholders. The advisory agreement has a term of one year, subject to renewal for an unlimited number of one-year periods. The Company, the Operating Partnership, and the Advisor entered into the Fifth Amended and Restated Advisory Agreement, dated as of February 21, 2014 (the “Agreement”), in order to renew the advisory agreement for an additional year. In connection with this renewal, the Agreement was updated to reflect the services which the Advisor will be providing at this stage of the Company’s operations, to reflect the Company’s present policies and certain other clarifications. The preceding summary does not purport to be a complete summary of the Fifth Amended and Restated Advisory Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fifth Amended and Restated Advisory Agreement, dated February 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

February 27, 2014	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Fifth Amended and Restated Advisory Agreement, dated February 21, 2014.